As filed with the Securities and Exchange Commission on August 2, 2019

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

SCIENTIFIC GAMES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	81-0422894
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Scientific Games Corporation
6601 Bermuda Road
Las Vegas, Nevada 89119
(Address, including zip code, of principal executive offices)
_______________________

Scientific Games Corporation 2003 Incentive Compensation Plan, as Amended and Restated
(Full title of the plan)
_______________________

James Sottile, Esq.
Scientific Games Corporation
6601 Bermuda Road
Las Vegas, NV 89119
(Name and address of agent for service)

(702) 897-7150
(Telephone number, including area code, of agent for service)
_______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. □

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $.001 par value (“Common Stock”)	3,500,000	$19.85	$69,475,000.00	$8,420.37

(1) This registration statement (this “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) to register 3,500,000 shares of Common Stock which may be issued under the Scientific Games Corporation 2003 Incentive Compensation Plan, as amended and restated (as the same may be further amended from time to time, the “2003 Plan”).

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the 2003 Plan pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration which results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(3) Estimated, solely for the purpose of calculating the registration fee, pursuant to Rules 457(c) and 457(h)(1) promulgated under the Securities Act, based on the average of the high and low sales prices for the Common Stock reported on the Nasdaq Global Select Market on July 26, 2019.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement is filed by Scientific Games Corporation (the “Registrant”) in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering 3,500,000 shares of Common Stock of the Registrant that may be issued under the 2003 Plan. The contents of the Registrant’s Registration Statement on Form S-8 as filed with the Commission on October 31, 2003 (File No. 333-110141), Registration Statement on Form S-8 as filed with the Commission on May 12, 2006 (File No. 333-134043), Registration Statement on Form S-8 as filed with the Commission on March 2, 2009 (File No. 333-157638), Registration Statement on Form S-8 as filed with the Commission on August 10, 2009 (File No. 333-161232), Registration Statement on Form S-8 as filed with the Commission on October 18, 2013 (File No. 333-191817), and Registration Statement on Form S-8 as filed with the Commission on November 24, 2014 (File No. 333-200463), in each case, as amended by the Post-Effective Amendment No. 1 to Registration Statement on Form S-8 filed with the Commission on January 10, 2018, are incorporated by reference herein and made a part hereof, except as supplemented, amended or superseded by the information set forth below.

EXPLANATORY NOTE

As a result of the IPO of a minority interest in our Social gaming business, which was completed on May 7, 2019, we now refer to our Social business segment as our SciPlay business segment, and we also changed our calculation of SciPlay business segment Adjusted EBITDA (“AEBITDA”) beginning with the first quarter of 2019. SciPlay business segment AEBITDA now reflects intercompany charges settled in cash for corporate services and certain royalties paid for by our SciPlay business segment to other segments or to Corporate with a corresponding offset included in the “Unallocated and Reconciling Items” column. The impact of this change has not been reflected in the most recent Annual Report on Form 10-K (“2018 10-K”) as this change solely relates to calculation of SciPlay business segment AEBITDA as presented in Note 2 in our 2018 10-K and had no impact on other information previously filed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1
Scientific Games Corporation 2003 Incentive Compensation Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on June 14, 2019)

5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
23.1*	Consent of Deloitte & Touche LLP, independent registered public accounting firm
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page of this Registration Statement)
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 2nd day of August, 2019.

SCIENTIFIC GAMES CORPORATION

By:	/s/ Michael A. Quartieri
	Name:	Michael A. Quartieri
	Title:	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Scientific Games Corporation, hereby severally constitute and appoint Barry L. Cottle, Michael A. Quartieri and James Sottile, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Name	Title	Date

/s/ Barry L. Cottle	President, Chief Executive Officer and Director	August 2, 2019
Barry L. Cottle	(principal executive officer)
/s/ Michael A. Quartieri	Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary	August 2, 2019
Michael A. Quartieri	(principal financial officer)
/s/ Michael F. Winterscheidt	Chief Accounting Officer	August 2, 2019
Michael F. Winterscheidt	(principal accounting officer)
/s/ Peter A. Cohen	Vice Chairman of the Board of Directors and Director	August 2, 2019
Peter A. Cohen
/s/ Richard M. Haddrill	Vice Chairman of the Board of Directors and Director	August 2, 2019
Richard M. Haddrill
/s/ David L. Kennedy	Director	August 2, 2019
David L. Kennedy
/s/ Jack A. Markell	Director	August 2, 2019
Jack A. Markell
/s/ Paul M. Meister	Director	August 2, 2019
Paul M. Meister
/s/ Michael J. Regan	Director	August 2, 2019
Michael J. Regan
/s/ Barry F. Schwartz	Director	August 2, 2019
Barry F. Schwartz

/s/ Frances F. Townsend	Director	August 2, 2019
Frances F. Townsend
/s/ Maria T. Vullo	Director	August 2, 2019
Maria T. Vullo
/s/ Kneeland C. Youngblood	Director	August 2, 2019
Kneeland C. Youngblood